UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2026

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 7.01 Regulation FD Disclosure

Seacoast Banking Corporation of Florida (the "Company") will hold one on one meetings with investors at various times in February 2026 to discuss the Company’s business strategy, financial performance, recent developments, and future opportunities with investors.

A copy of the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K ("Form 8-K") and is incorporated by reference herein. In addition, the presentation is available at the Company's website at www.seacoastbanking.com. All information included in the presentation is presented as of the dates indicated and the Company does not assume any obligation to correct or update such information in the future. The Company disclaims any inferences regarding the materiality of such information which otherwise may arise as a result of it furnishing such information under Item 7.01 of this Form 8-K.

In accordance with the General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall the information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: February 11, 2026	/s/ Tracey L. Dexter
Tracey L. Dexter
Chief Financial Officer